Exhibit 4(a)
                              [Form of Senior Note]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR ONE OR MORE NOTES IN CERTIFICATED FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK (THE "DEPOSITARY"), TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY NOTE ISSUED UPON SUCH TRANSFER OR EXCHANGE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY SUCH PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED                                      REGISTERED


                               CUSIP NO. 552673AW5

NO. 001                                                   U.S. $200,000,000



                         MCI COMMUNICATIONS CORPORATION

                      6.50% Senior Note DUE April 15, 2010


                  MCI COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), for value received promises to pay to

                                   CEDE & CO.
                        c/o THE DEPOSITORY TRUST COMPANY
                                 55 WATER STREET
                            NEW YORK, NEW YORK 10041

, or registered assigns, the principal sum of

                           TWO HUNDRED MILLION DOLLARS

on April 15, 2010 (the "Senior Notes Final Maturity Date"), unless redeemed prior thereto in accordance with the provisions hereof, and to pay interest thereon at the interest rate per

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



annum of 6.50%, semiannually in arrears on April 15, and October 15, of each year, commencing October 15, 1998 (each, an "Interest Payment Date"), to the Holder of this Note as of the close of business on the Regular Record Date, as defined below, with respect to such Interest Payment Date, until the principal hereof is paid or duly made available for payment.

                  Interest payments for this Note will be computed on the basis of a 360-day year of twelve 30-day months. Interest payable on this Note on any Interest Payment Date will include interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including April 22, 1998 if no interest has been paid or duly provided for with respect to this Note) to but excluding such Interest Payment Date. If any Interest Payment Date, Redemption Date (as defined herein) or the Senior Notes Final Maturity Date falls on a day that is not a Business Day, as defined below, the required payment of principal and/or interest with respect to such Interest Payment Date, Redemption Date or Senior Notes Final Maturity Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Senior Notes Final Maturity Date, as the case may be. "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or by executive order to close in the City of New York.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this
Note is registered in the Security Register of the Company as of the close of business on the "Regular Record Date" for such interest payment, which shall be the fifteenth calendar day (whether or not a Business Day) preceding such Interest Payment Date.

                  The principal of this Note will be payable only against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York.

                  All payments of principal of or interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  This Note is redeemable, in whole or in part, at the option of the Company at any time at the redemption price and in the manner described herein.


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



                  All payments of principal and interest in respect of this Note will be made by the Company in immediately available funds.

                  Reference is hereby made to the further provisions of this Note set forth after the Trustee's Certificate of Authentication, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  The Senior Notes are issuable only in fully registered form without coupons in denominations of $1,000 and integral multiples thereof.

                  Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture, as each such term is defined herein, directly or through an Authenticating Agent, by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  [Remainder of page intentionally left blank]


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




                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

Dated:  April 22, 1998


                                              MCI COMMUNICATIONS CORPORATION

                                              By:




[SEAL]                                         Vice President and Treasurer

                                            Attest:



                                               Secretary or Assistant Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities issued under the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:


         Authorized Signatory

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



                         MCI COMMUNICATIONS CORPORATION

                      6.50% Senior Note DUE April 15, 2010


                  This Note is one of the duly authorized senior securities (collectively, the "Debt Securities") of the Company to be issued under an Indenture between the Company and Citibank, N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under such Indenture), dated as of February 17, 1995, as supplemented by Supplement No. 1, dated as of October 4, 1996, and Supplement No. 2, dated as of March 12, 1998 (as so supplemented, the "Indenture"), to which Indenture and all supplements thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the duly authorized series of Debt Securities designated as "6.50% Senior Notes due April 15, 2010" (collectively, the "Notes"), and the aggregate principal amount of Notes to be issued under such series is limited to $500,000,000 (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes). All terms used but not defined or specified in this Note shall have the meanings assigned to such terms in the Indenture.

                  This Note is redeemable, in whole or in part, at the option of the Company at any time.

                  The redemption price (the "Redemption Price") shall be equal to the greater of (i) 100% of the principal amount of the Notes redeemed, or
(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including the portion of any such payments of interest accrued as of the redemption date specified by the Company in the notice provided for in the next paragraph (the "Redemption Date") discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) (determined on the third Business Day preceding such Redemption Date), plus, in each case, accrued and unpaid interest thereon to the Redemption Date.

                  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption and such Notes or portions thereof will no longer be deemed to be outstanding for any purpose.

                  "Adjusted Treasury Rate" means (i) the arithmetic mean of the yields under the heading "Week Ending" published in the Statistical Release most recently published prior to the date of determination under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the Redemption Date, of the principal being redeemed plus (ii) 0.15%. If no maturity set forth under such heading exactly corresponds to the maturity of such principal, yields for the two published maturities most closely corresponding to the maturity of such principal shall be calculated pursuant to the immediately preceding sentence, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of the relevant periods to the nearest month.

                  "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively-traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the terms of the Notes, then such other reasonably comparable index which shall be designated by the Company.

                  If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding, as defined in the Indenture, may declare the principal of all Notes due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected thereby under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected thereby at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of each such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

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



                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture, and subject to certain limitations herein and therein set forth, the transfer of this Note may be registered in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, in authorized denominations, having the same terms and conditions and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  As provided in the Indenture, and subject to certain limitations herein and therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes having the same terms and conditions, in authorized denominations, as requested by the Holder surrendering the same.

                  No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Notes are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple in excess thereof.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Notes are subject to defeasance as provided in Article XV of the Indenture.

                  The Indenture and the Notes shall be deemed to be contracts made and to be performed entirely in the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of said State.

                  The Notes will not be entitled to the benefits of any sinking fund.

                                  ABBREVIATIONS


                  The following abbreviations, when used in the inscription on the first page of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.


         UNIF GIFT MIN ACT --
                                                                  (Cust)

                            Custodian
                                                                 (Minor)

                        Under Uniform Gifts to Minors Act



                                                               (State)

         TEN COM -- as tenants in common
         TEN ENT -- as tenants by the entireties
         JT TEN  -- as joint tenants with right of survivorship
                            and not as tenants in common

                  Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto




Please Insert Social Security Number or Other Identifying Number of Assignee:






PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE,
OF ASSIGNEE:












the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:


                                                 NOTICE:  The  signature to this
                                                 assignment must correspond with
                                                 the  name as  written  upon the
                                                 face  of  this  Note  in  every
                                                 particular,  without alteration
                                                 or  enlargement  or any  change
                                                 whatsoever.

                                                 SIGNATURE GUARANTEE

                                                 -------------------------------



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